Filed pursuant to Rule 424(b)(3)
Registration No. 333-217832

PROSPECTUS

331,770 SHARES OF COMMON STOCK

ISSUER DIRECT CORPORATION

This prospectus relates to the resale of up to 331,770 shares of our common stock, which may be offered by the Selling Stockholder, Red Oak Partners, L.P., a Delaware limited partnership, or Red Oak, as well as certain affiliates of Red Oak set forth on page 5 of this prospectus (the "Selling Stockholder"). The shares of common stock being offered by the Selling Stockholder were issued on November 12, 2014 and August 22, 2015 to the Selling Stockholder upon the conversion of a Convertible Subordinated Secured Promissory Note in the principal amount of $2,500,000 that we issued to Red Oak on August 22, 2013 (the "8% Convertible Note").  The 8% Convertible Note was issued to Red Oak pursuant to the terms of a Securities Purchase Agreement between the Company and Red Oak dated August 22, 2013 (the “8% Note Purchase Agreement”).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale of shares of our common stock by the Selling Stockholder under this prospectus, however, we have received gross proceeds of $2,500,000 from the sale of the 8% Convertible Note to Red Oak on August 22, 2013.

The Selling Stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how the Selling Stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 6. We will pay the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will be paid by the Selling Stockholder. With respect to the shares of Common Stock that have been and may be issued pursuant to the 8% Note Purchase Agreement, the Seller Stockholders are an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, (the "Securities Act") and with respect to any other shares of common stock, the Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our common stock is quoted on the NYSE MKT, under the symbol “ISDR”. The last reported sale price of our common stock on the NYSE MKT on May 5, 2017 was $11.70 per share.

Investing in our common stock involves a high degree of risk. Please see the sections entitled “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference in this prospectus

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2017.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, certain Selling Stockholder may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The Selling Stockholder are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

You should read this prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus, including each of the documents incorporated herein by reference, before making an investment decision. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Issuer Direct Corporation, a Delaware corporation.

Issuer Direct Corporation

Overview

Issuer Direct is a market leader and innovator of disclosure management solutions, shareholder communications tools and cloud–based compliance technologies. We alleviate the complexity of maintaining compliance with our integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.  The Company’s core technology, Platform id. (formerly our Disclosure Management System, or DMS) – is a secure cloud-based communications and compliance system for corporate issuers, mutual funds, and compliance professionals.

We work with a diverse client base in the financial services industry, including brokerage firms, banks and mutual funds.  We also sell products and services to corporate issuers, professional firms, such as investor relations and public relations, and the accounting and the legal communities. Corporate issuers and their constituents utilize our cloud-based platforms and related services from document creation all the way to dissemination to regulatory bodies, platforms and shareholders.

Company Overview

Issuer Direct Corporation (Issuer Direct Corporation and its subsidiaries are hereinafter collectively referred to as “Issuer Direct”, the “Company”, “We” or “Our” unless otherwise noted). We are a Delaware corporation formed in October 1988 under the name Docucon Incorporated. In December 2007, we changed our name to Issuer Direct Corporation. Our corporate offices are located at 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina, 27560.

Summary of Private Placement

On August 22, 2013, in connection with and to partially fund the acquisition and simultaneously with our acquisition of PrecisionIR, Inc. on the same date, the Company entered into a Securities Purchase Agreement (the “8% Note Purchase Agreement”) relating to the sale of $2,500,000 aggregate principal amount of the Company’s 8% convertible secured promissory note (“8% Convertible Note”) with Red Oak Partners, LLC (“Red Oak” or the “Selling Stockholder”). The 8% Convertible Note paid interest on each of March 31, June 30, September 30, and December 31, beginning on September 30, 2013, at a rate of 8% per year. The maturity date of the 8% Convertible Note was August 22, 2015. On November 10, 2014, Red Oak assigned the 8% Convertible Note between the Red Oak Fund, LP; Pinnacle Opportunities, LP; and the Red Oak Long Fund, LP; all of which are under management by Red Oak.

Beginning immediately upon the date of issuance, Red Oak or its assignees had the right to convert the 8% Convertible Note into shares of the Company’s common stock at a conversion price of $3.99 per share. On November 12, 2014, Red Oak converted $833,327 of principal and $23,369 of accrued interest payable on the 8% Convertible Note into 214,710 shares of the Company’s common stock at the conversion price of $3.99. Following this transaction, the principal balance of the note was $1,666,673. Effective August 22, 2015, upon the maturity of the 8% Convertible Note, Red Oak converted the remaining $1,666,673 of principal into 417,712 shares of the Company’s common stock at the conversion price of $3.99.

THE OFFERING

Selling Stockholder	The Selling Stockholder is Red Oak Partners, LLC (“Red Oak”), including certain affiliated entities of Red Oak.

Common stock offered by Selling Stockholder	331,770 shares of common stock that we issued to the Selling Stockholder on November 12, 2014 and August 22, 2015 under the 8% Convertible Note.

Use of proceeds
We will not receive any proceeds from the sale of shares by the Selling Stockholder. However, we previously received gross proceeds of $2,500,000 on August 22, 2013 from the sale of the 8% Convertible Note to Red Oak.

NYSE MKT Trading Symbol	ISDR

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

 RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by our subsequent filings with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the information and documents incorporated by reference in this prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Any or all of our forward-looking statements included or incorporated by reference in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions by known or unknown risks and uncertainties. Many factors mentioned in our discussion included or incorporated by reference in this prospectus will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from expected results.

We also provide a cautionary discussion of risks and uncertainties under “Risk Factors” in this prospectus. Other factors besides those discussed could also adversely affect us.

Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “estimate,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “continue,” “project,” and similar expressions are intended to identify forward-looking statements. There are a number of factors and uncertainties that could cause actual events or results to differ materially from those indicated by such forward-looking statements, many of which are beyond our control, including the factors discussed under “Risk Factors” herein. In addition, the forward-looking statements contained herein represent our estimate only as of the date of this prospectus and should not be relied upon as representing our estimate as of any subsequent date. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

USE OF PROCEEDS

Selling Stockholder may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock. The Selling Stockholder will receive all of the proceeds from this offering. We have, however, received gross proceeds of $2,500,000 from the sale of the 8% Convertible Note to Red Oak.

We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus. The Selling Stockholder will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by them of the shares covered hereby.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the Selling Stockholder of any or all of the shares of common stock that have been or may be issued by us to Red Oak under the 8% Note Purchase Agreement and upon conversion of the 8% Convertible Note. We are registering the shares of common stock pursuant to the provisions of the 8% Note Purchase Agreement we entered into with Red Oak on August 22, 2013, in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the 8% Convertible Note and the8% Note Purchase Agreement, Red Oak has not had any material relationship with us within the past three years, except that on August 22, 2013, Mr. Sandberg, the managing partner of Red Oak, became a member of our Board of Directors. Mr. Sandberg resigned as a member of our Board of Directors on August 18, 2016.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of May 5, 2017. As used in this prospectus, the term “Selling Stockholder” means Red Oak and its affiliates. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

 Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 2,929,614 shares of our common stock outstanding on May 5, 2017. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

	Number of Shares of Common Stock OwnedPrior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common StockOwned After Offering
Name of Selling Stockholder	Number (1)	Percent (2)	Prospectus	Number (3)	Percent (2)
Red Oak Partners, LLC (4)	331,770	11.32%	331,770	0	0.00%
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(1)	This number represents the 331,770 shares of common stock issued to Red Oak under the 8% Convertible Note.

(2)	Applicable percentage ownership is based on 2,929,614 shares of our common stock outstanding as of May 5, 2017.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)
The business address of Red Oak Partner, LLC is 150 E. Palmetto Park Road, Suite 800, Boca Raton, Florida 33432. Red Oak’s principal business is that of a private investment firm. We have been advised that David Sandberg is the managing partner of Red Oak and owns voting control of the membership interests in Red Oak, and that Mr. Sandberg has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Red Oak, including the securities held by the Red Oak Fund, the Red Oak Long Fund and the Pinnacle Fund, as defined in footnote 5 below.

(5)
Includes (i) 133,648 shares of common stock held by The Red Oak Fund, L.P. (the “Red Oak Fund”), (ii) 58,756 shares of common stock held by The Red Oak Long Fund, L.P. (the “Red Oak Long Fund”) and (iii) 139,366 shares of common stock held by Pinnacle Capital Partners, LLC and Pinnacle Opportunities Fund LP (collectively, the “Pinnacle Fund”). Each of the Red Oak Fund, the Red Oak Long Fund and the Pinnacle Fund are managed by Red Oak.

PLAN OF DISTRIBUTION

We are registering shares of common stock that have been or may be issued by us from time to time to Red Oak under the 8% Note Purchase Agreement and upon conversion of the 8% Convertible Note to permit the resale of these shares of common stock after the issuance thereof by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholder may decide not to sell any shares of common stock. The Selling Stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Selling Stockholder may arrange for other broker-dealers to participate. With respect to the shares of common stock that have been and may be issued pursuant to the 8% Note Purchase Agreement, Red Oak is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, and with respect to any other shares of common stock, Red Oak may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the Selling Stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Red Oak has advised us that it will use an unaffiliated broker-dealer to effectuate all resales of our common stock. To our knowledge, Red Oak has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because Red Oak is (with respect to shares of common stock issued under the 8% Note Purchase Agreement) and may be deemed to be (with respect to any other shares of common stock), and any other Selling Stockholder, broker, dealer or agent may be deemed to be, an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, Red Oak will (and any other Selling Stockholder, broker, dealer or agent may) be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market in accordance with the rules of NASDAQ;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

In addition, the Selling Stockholder may transfer the shares of common stock by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Red Oak has informed us that each such broker-dealer will receive commissions from Red Oak which will not exceed customary brokerage commissions. Broker-dealers may agree with the Selling Stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

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the name of any such broker-dealers;

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the number of shares involved;

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the price at which such shares are to be sold;

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the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

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that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

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other facts material to the transaction.

Red Oak has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The Selling Stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $13,949.12 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, Red Oak will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify Red Oak and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Red Oak has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by Red Oak specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the Selling Stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the Selling Stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended certificate of incorporation and our restated bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Our authorized capital stock consists of:

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20,000,000 shares of common stock, $0.001 par value; and
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1,000,000 shares of preferred stock, $0.001 par value.

Common Stock

As of May 5, 2017, there were 2,929,614 shares of our common stock outstanding.

Voting Rights

For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his or her name. Holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Dividend Rights

Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation

In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Other Rights and Preferences

Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our amended and restated certificate of incorporation and restated bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent for our common stock is Direct Transfer, LLC, which is a wholly-owned subsidiary of the Company.

Preferred Stock

As of May 5, 2017, there were no shares of our preferred stock outstanding.

 LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon by Quick Law Group PC.

 EXPERTS

The consolidated financial statements of Issuer Direct Corporation appearing in Issuer Direct Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this document the information we have filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference and the exhibits, may be obtained at the SEC’s public reference room or at the SEC’s website at www.sec.gov or by writing to the SEC and paying a fee for the copying cost. We incorporate by reference the documents listed below:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 14, 2017, including Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on April 28, 2017 and our Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed with the SEC on May 4, 2017;

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the portions of our Current Reports on Form 8-K that are deemed “filed” with the SEC under the Exchange Act, filed with the SEC on March 2, 2017, May 4, 2017 and May 5, 2017 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

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all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of offerings under this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, are deemed to be incorporated by reference into, and to be a part of, this prospectus, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not considered “filed” under the Exchange Act.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the Registration Statement) call or write us at the following address:

Issuer Direct Corporation
500 Perimeter Park Drive, Suite D
Morrisville, North Carolina 27560
 (919) 481-4000
Attn: Corporate Secretary